 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

BIOLASE, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36385 (Commission File Number)	87-0442441 (IRS Employer Identification No.)

4 Cromwell Irvine, California	96218
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: 949-361-1200

______________________Not Applicable________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Todd Norbe

On August 7, 2018, Biolase, Inc. (the “Company”) entered into an employment agreement with Todd Norbe to serve as President and Chief Executive Officer of Biolase, effective August 7, 2018.

Under the terms of Mr. Norbe’s employment agreement, Mr. Norbe will receive an annual base salary of $400,000. In addition, Mr. Norbe is eligible to receive an annual performance bonus of up to one hundred percent (100.0%) of Mr. Norbe’s base salary, which is determined by the achievement of certain criteria as established by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). For the partial 2018 employment year, Mr. Norbe is eligible to receive a performance bonus of up to $170,000.00 at target performance and up to $210,000.00 at “outperform” performance, with a minimum non-discretionary performance bonus of $100,000.00.  Mr. Norbe will be awarded (i) 350,000 stock-settled time-based restricted stock units which shall vest according to time-based vesting criteria as established by the Compensation Committee, subject to Mr. Norbe’s continued employment through each such vesting date, and (ii) 300,000 stock settled performance-based restricted stock units which shall vest in one-third annual increments, subject to performance criteria established by the Compensation Committee and Mr. Norbe’s continued employment through each such vesting date.  The forgoing restricted stock unit awards are subject to approval by the Company’s stockholders of an increase in the number of shares available under the 2018 Long-Term Incentive Plan. Mr. Norbe’s employment is at will.

Pursuant to the terms of the employment agreement, Mr. Norbe is entitled to severance benefits in the event that either the Company terminates him without cause or he resigns for good reason. The severance amount consists of twelve (12) months of Mr. Norbe’s annual base salary, which will be paid over twenty-six equal installments, and paid COBRA premiums for the twelve-month period following such termination. In the event that Mr. Norbe is terminated with three (3) months before or twelve (12) months following a change in control, in addition to the above severance benefits, Mr. Norbe will also receive his target performance bonus then in effect, and his unvested equity awards shall vest and be exercisable.

Prior to joining the Company as a Director in June 2018, Mr. Norbe was most recently the President, North America of KaVo Kerr, a subsidiary of the Danaher Corporation, where he held executive leadership positions from 2006 to 2018, including President of Kerr North America, and Vice President and General Manager, Metrex Medical – Sybron Dental Specialties.

Mr. Norbe holds a Bachelor of Science degree in Marketing from Bloomsburg University and a Master of Business Administration in Management from Fairleigh Dickinson University.

There is no arrangement or understanding pursuant to which Mr. Norbe was selected as President and Chief Executive Officer, and there are no related party transactions between Biolase and Mr. Norbe reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 8, 2018, the Company issued a press release announcing the appointment of Todd Norbe as President and Chief Executive Officer and the promotion of John R. Beaver to Executive Vice President, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
10.1	Employment Agreement, dated August 7, 2018, by and between Todd Norbe and Biolase, Inc.

99.1	Press Release of BIOLASE, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2018	BIOLASE, INC.
	By:	/s/ John R. Beaver
	Name:	John R. Beaver
	Title:	Interim Chief Executive Officer

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